Exhibit 99.1

E.K. Ranjit

Chief Financial Officer

Digimarc Corporation

503-495-4625

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Reports Preliminary Fourth Quarter and Year-End 2003 Financial Results; and Provides Business Update and Preliminary 2004 Financial Guidance

Tualatin, OR – Jan. 20, 2004 – Digimarc Corporation (NASDAQ: DMRC) today announced that it expects to report total revenues for the quarter ended Dec. 31, 2003 of approximately $19.0 million and net income for the quarter of approximately $0.03 diluted earnings per share. The company had anticipated total revenues in the range of $24 to $25 million and diluted earnings per share in the range of $0.07 to $0.10 for the quarter.  As a result of lower than anticipated revenues in the quarter, the company now expects to report, for the fiscal year ended Dec. 31, 2003, total revenues of approximately $85.0 million and diluted earnings per share of approximately $0.11.

“The fourth quarter 2003 shortfall in revenues and profits was due to a number of factors,” said E.K.Ranjit, CFO of Digimarc. “There were three main factors. First, an order for a foreign voter identification program that was originally forecasted to be awarded in the third quarter and to be partially shipped in the fourth quarter did not happen. In addition, certain billable activities related to the New Jersey driver license system were delayed due to delays in the implementation of the system beyond our control. The third significant factor contributing to the revenue shortfall was unexpectedly low domestic driver license issuance volumes due to seasonality and wind-down of issuance in some former accounts.”

According to Bruce Davis, chairman and CEO of Digimarc, “While the shortfall in Q4 revenues was disappointing, we anticipate a quick return to growth and continuing improvements in financial performance.  Regarding the primary contributors to lower than expected revenues, the voter identification opportunity was for a legacy film-based system with relatively low margins and little strategic value.  The delayed New Jersey shipments are being made in Q1 and the system there is now operational.  The lower issuance volumes in Q4 resulted from seasonality, coupled with the effects of wind-down of issuances in Maryland and Oklahoma.  The combination of the wind-down of these contracts and seasonality has created a trough in Q4 of 2003 and Q1 of 2004 that will be remedied as the new Florida driver license system and other implementation activities begin to generate revenues.  The Florida contract alone will more than compensate for the lost volume from these states when it becomes operational later this year.”

Supporting Davis’s view that the downturn will be short-lived, the company announced today that it has been awarded a major contract win in Mexico. The federal agency in Mexico responsible for issuing photo ID cards to eligible voters for local and federal elections has awarded to Digimarc a four-year contract to supply voter identification cards that is anticipated to generate more than $19 million in revenues.  Implementation of the program has already begun and the first cards are expected to be produced prior to mid-year 2004.

Davis went on to say that “we are seeing a number of promising developments in digital watermarking, including continuing rapid adoption of digital watermarking in driver license programs by nine states who account for approximately 20% of all driver licenses issued annually in the United States. Massachusetts, Alabama and Florida are the latest states to adopt digital watermarking. Coincidentally, digital watermarking appears to be gaining favor among producers and distributors of movies, music and television programming as a means of persistent content identification supporting a variety of important business processes.”

In news regarding the use of digital watermarking in the entertainment field, the company announced that AudioAudit has entered into a multi-year license with Digimarc to use audio watermarking for television broadcast monitoring services and that Teletrax, another of Digimarc’s licensees, recently announced a multi-year contract with Universal Domestic Television for monitoring of entertainment show promotions.

Preliminary 2004 Guidance and Business Outlook

The following statements concerning projections of future financial performance are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business or mergers and acquisitions

Company management estimates that first quarter 2004 total revenues will be in the range of $20.0 million to $21.0 million, with diluted earnings per share in the range of $0.02 to $0.04.  For the full year 2004, management expects diluted earnings per share to be in the range of $0.30 to $0.35, based on estimated total revenues for full year 2004 in the range of $92.0 million to $95.0 million.

The company further anticipates robust growth in 2005, as several recent contract wins reach full deployment, including the Mexican voter identification program and Florida driver license system.

Conference Call:

Digimarc will hold its preliminary Q4 and 2003 earnings conference call tomorrow, Wednesday, Jan. 21, 2004, at 5:45 a.m. PST/8:45 a.m. EST.  The call will feature Bruce Davis, Digimarc chairman and CEO, Paul Gifford, Digimarc president and COO, and E.K. Ranjit, Digimarc CFO.

As in the past, the event will be open to the general public and the media.  The call will be broadcast live by Web cast at www.digimarc.com and www.streetevents.com.  At Digimarc’s Web address, the call will be available by clicking on the “Q4 Earnings Release Conference Call” icon on the “Investor Relations” page.  This Web cast will also be available for later listening at www.digimarc.com/investor/events.asp and www.streetevents.com for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Webcast Archive.”

In addition, the company will conduct its previously-scheduled fourth quarter earnings conference call on Tuesday, Feb. 24 at 2:00 p.m. PST/5:00 p.m. EST to provide further details on fourth quarter 2003 and full year 2003 audited results.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 135 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor Under the Private Securities Reform Act of 1995

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to Digimarc’s anticipated final financial results for the fourth quarter and year ended Dec. 31, 2003, statements relating to the impact and implications of recent events and trends on future periods, preliminary financial guidance for first quarter and full year 2004, statements regarding growth expectations for 2005 and other statements containing words such as “believes,” “expects,” “estimates” or “anticipates” and words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, unforeseen difficulties in financial forecasting, lower-than-expected domestic and foreign issuance volumes, and unexpected delays in obtaining, closing or performing contracts, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  More detailed information about risk factors that may affect actual results of the company is set forth in filings by Digimarc with the Securities and Exchange Commission, including, but not limited to, in the company’s Form 10-Q for the fiscal quarter ended Sept. 30, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview,” “Critical Accounting Policies and Estimates,” “Liquidity and Capital Resources,” “Risks Related to Our Business” and “Risks Related to Our Market.”  Guidance offered by Digimarc represents a point-in-time estimate made by management of Digimarc.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements, including guidance, in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.